CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
Exhibit 32.2

In connection with the quarterly report of Solanex Management Inc., a Nevada corporation (the “Company”), on Form 10-QSB for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), Colin Hall, Acting Chief Financial Officer of the Company do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Colin Hall

Name:	Colin Hall

Title:	Acting Chief Financial Officer

Date:	August 08, 2008

[A signed original of this written statement required by Section 906 has been provided to Solanex Management Inc. and will be retained by Solanex Management Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]